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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) FEBRUARY 11, 1999


                                 LEUKOSITE, INC.
                                 ---------------
               (Exact Name of Registrant as Specified in Charter)



            DELAWARE                    0-22769                  04-3173859
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  (State or Other Jurisdiction        (Commission              (IRS Employer
         of Incorporation             File Number            Identification No.)


                     215 FIRST STREET, CAMBRIDGE, MA 02142
                     -------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (617) 621-9350



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                                      -2-

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On February 11, 1999, LeukoSite, Inc. ("LeukoSite") acquired all of the issued and outstanding capital stock of CytoMed, Inc. ("CytoMed") through the issuance of 935,625 shares of LeukoSite's Series A Convertible Preferred Stock, par value $0.01 per share, to CytoMed shareholders. The Series A Convertible Preferred Stock will convert into LeukoSite Common Stock upon approval by LeukoSite shareholders. LeukoSite will issue another 631,313 shares to CytoMed shareholders upon receipt of a $6 million payment due to CytoMed from UCB Pharma in October 1999. In addition, CytoMed shareholders may receive up to $23.5 million in cash and 84,000 shares of LeukoSite stock upon the achievement of milestones related to the CytoMed product candidates. LeukoSite acquired CytoMed's small molecule development programs and complement inhibition research program. The acquisition was accomplished by means of a merger (the "Merger") of LeukoSite Merger Corporation, a wholly-owned subsidiary of LeukoSite, with and into CytoMed, pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 4, 1999 (the "Agreement"). The aggregate purchase price for the transaction was approximately $16.1 million. As of the closing date the fair market value of net assets acquired was approximately $14.5 million. The acquisition will be accounted for as a purchase by LeukoSite. The terms of the Agreement were determined in arm's-length negotiations between LeukoSite and CytoMed. Two significant CytoMed shareholders, HealthCare Ventures and Schroders PLC, are also significant holders of LeukoSite Common Stock. HealthCare Ventures, which was represented on the CytoMed Board by Mark Leschly and is represented on the LeukoSite Board by James Cavanaugh, beneficially owned 14.8% of the outstanding CytoMed stock and 21% of the outstanding LeukoSite Common Stock, prior to the Merger. Schroders PLC, which until January 1, 1999 was represented on the CytoMed Board by Barbara Piette and which is represented on the LeukoSite Board by Kate Bingham, beneficially owned 11.3% of the outstanding CytoMed stock and 6% of the outstanding LeukoSite Common Stock, prior to the Merger. Mark Skaletsky a Director of LeukoSite also served as a Director for CytoMed. A copy of the Agreement is incorporated herein by reference and a copy is filed herewith as Exhibit 2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

In accordance with Item 7(a)(4) of Form 8-K, the financial statements required by this Item 7(a) of Form 8-K and Rule 3-05(b) of Regulation S-X will be filed by amendment to this initial report no later than 60 days after the date of the filing of this report.

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(b)  PRO FORMA FINANCIAL INFORMATION.

In accordance with Item 7(b)(2) of Form 8-K, the pro forma financial information required by this Item 7(b) of Form 8-K will be filed by amendment to this initial report no later than 60 days after the date of the filing of this report.

(c)  EXHIBITS.

Exhibit 2, Agreement and Plan of Merger and Reorganization, dated as of January 4, 1999, by and among LeukoSite, Inc., LeukoSite Merger Corporation and CytoMed, Inc. Does not include Exhibits or Disclosure Schedules. LeukoSite will furnish a copy of any such omitted exhibit or schedule to the Commission upon request.



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                             SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LEUKOSITE, INC.


                              By:   /s/ Augustine Lawlor
                                  ------------------------------
                                    Augustine Lawlor,
                                    Vice President, Corporate Development and
                                    Chief Financial Officer

Dated:  February 26, 1999